EXHIBIT 23.2

                    CONSENT OF CROWE CHIZEK AND COMPANY LLC






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                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
AJS Bancorp, Inc.



We consent to the incorporation by reference of our report, dated February 14, 2003 with respect to the 2002 consolidated financial statements of AJS Bancorp, Inc. included in the annual report on Form 10-KSB, in this Registration Statement on Form S-8 pertaining to the AJS Bancorp, Inc. 2003 Stock Option Plan and the AJS Bancorp, Inc. Recognition and Retention Plan.


                                                /s/ Crowe Chizek and Company LLC
                                                    ----------------------------
                                                    Crowe Chizek and Company LLC

Oak Brook, Illinois
May 27, 2003